Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 16, 2018, by and among comScore, Inc., a Delaware corporation, with headquarters located at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized a new series of (i) senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, but excluding the Interest Shares (as defined below), if any, collectively, the “Conversion Shares”), in accordance with the terms of the Notes and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), which Warrants shall be exercisable for shares of Common Stock (the shares of Common Stock issuable pursuant to the terms of the Warrants, including, without limitation, upon exercise or otherwise, collectively, the “Warrant Shares”).

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3)(a) on the Schedule of Buyers attached hereto (the “Schedule of Buyers”), which aggregate principal amount for all Buyers shall be $150,000,000 (the “Initial Notes”) and (ii) Warrants representing the right to acquire that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, which aggregate amount of Warrant Shares for all Buyers shall be 250,000.

D. Each Buyer may elect to purchase, and the Company will thereafter sell, upon the terms and conditions stated in this Agreement, an aggregate principal amount of additional Notes so elected by such Buyer not to exceed the amount set forth opposite such Buyer’s name in column (3)(b) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall not exceed $50,000,000) (the “Additional Notes” and, together with the Initial Notes, the “Notes”).

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

F. The outstanding principal amount of Notes shall bear interest as specified therein, which, at the option of the Company and subject to certain conditions, may be paid in shares of Common Stock (the “Interest Shares”), in whole or in part from time to time.

G. The Notes will be guaranteed (the “Guarantees”) by certain direct and indirect wholly-owned domestic “Subsidiaries” (which for purposes of this Agreement shall have the meaning given thereto in Rule 1-02(x) of Regulation S-X) of the Company, currently formed or formed in the future (the “Guarantors”), subject to certain exceptions, as evidenced by a guarantee agreement, substantially in the form attached hereto as Exhibit D (as amended or modified from time to time in accordance with its terms, the “Guarantee Agreement”), will rank senior in right of payment to all outstanding and future subordinated indebtedness of the Company and the Guarantors, and equally in right of payment with all outstanding and future senior indebtedness of the Company and the Guarantors, in each case except as set forth in the Notes, and will be secured by a first priority perfected security interest (subject to Permitted Liens under and as defined in the Notes) on substantially all of the current and future assets of the Company and the Guarantors, as evidenced by a pledge and security agreement, substantially in the form attached hereto as Exhibit E (as amended or modified from time to time in accordance with its terms, the “Security Agreement”).

H. The Notes, the Guarantees, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants.

(i) Initial Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below as provided therein, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below) Initial Notes in an aggregate principal amount as is set forth opposite such Buyer’s name in column (3)(a) on the Schedule of Buyers (the “Initial Closing”).

(ii) Warrant Issuance. The Company shall deliver to each Buyer the number of Warrants representing the right to acquire that number of shares of Common Stock as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers upon the earlier of (i) the closing of the Rights Offering (as defined below) and (ii) nine (9) months from the Initial Closing Date.

(iii) Additional Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below as provided therein, upon the request of one or more Buyers, on up to three occasions, the Company shall issue and sell to such Buyer(s), and such Buyer(s) shall purchase from the Company, on the Additional Closing Date (as defined below), Additional Notes in an aggregate principal amount requested by such Buyer(s) not to exceed, together with any other Additional Notes purchased by each respective Buyer, the amount set forth opposite the respective Buyer’s name in column (3)(b) on the Schedule of Buyers (an “Additional Closing” and, together with the Initial Closing Date, each a “Closing”).

(b) Closing Date.

(i) Initial Closing Date. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 9:00 a.m., New York City time, on the date hereof (or such other date and time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below as provided therein at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(ii) Additional Closing Date. The date and time of any Additional Closing (an “Additional Closing Date” and, together with the Initial Closing Date, each a “Closing Date”) shall be 10:00 a.m., New York City time, on the date specified in any Additional Closing Notice (as defined below) (or such other date and time as is mutually agreed to by the Company and the Buyer(s) delivering such Additional Closing Notice), provided that, unless waived by the Company, any Additional Closing Notice must be delivered to the Company no later than five (5) Business Days after the date the Company publicly files a registration statement with respect to the Rights Offering. If one or more Buyers elects to purchase Additional Notes, each such Buyer shall deliver a written notice (the “Additional Closing Notice”) to the Company indicating (1) the applicable Additional Closing Date, which shall not be less than three (3) Business Days (as defined below) from the date of the receipt of such notice by the Company, (2) the aggregate principal amount of Additional Notes such Buyer has elected to purchase and (3) the Additional Cash Purchase Price and Additional Share Purchase Price (each as defined in Section 1(c)) to be paid by such Buyer to the Company in exchange for the Additional Notes to be purchased. Any Additional Closing shall be subject to the satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 6(b) and 7(b) below as provided therein. The location of any Additional Closing shall be at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c) Purchase Price.

(i) Initial Purchase Price. The aggregate purchase price (the “Initial Purchase Price”) for the Initial Notes and the Warrants to be purchased by each Buyer at the Initial Closing shall be such Buyer’s Initial Cash Purchase Price plus such Buyer’s Initial Share Purchase Price. As used herein, (x) ”Initial Cash Purchase Price” means, with respect to each Buyer, the amount of cash set forth opposite such Buyer’s name in column (5)(a) of the Schedule of Buyers (less, in the case of Starboard Value and Opportunity Master Fund Ltd., any amounts withheld pursuant to Section 4(g)) and (y) “Initial Share Purchase Price” means, with respect to each Buyer, the number of shares of Common Stock set forth opposite such Buyer’s name in column (5)(b) of the Schedule of Buyers. The Buyers and the Company agree that the Initial Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Initial

Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be mutually agreed between the Company and the Buyers, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(ii) Additional Purchase Price. The aggregate purchase price (the “Additional Purchase Price”) for the Additional Notes to be purchased by each Buyer at any Additional Closing shall be the Additional Cash Purchase Price plus the Additional Share Purchase Price. As used herein, (x) ”Additional Cash Purchase Price” means an amount of cash elected by such Buyer, which shall be (A) no less than 0.3 multiplied by the principal amount of Additional Notes to be purchased by such Buyer at such Additional Closing and (B) no greater than 0.7 multiplied by the principal amount of Additional Notes to be purchased by such Buyer at such Additional Closing and (y) “Additional Share Purchase Price” means the number of shares of Common Stock equal to the quotient of (A) the principal amount of Additional Notes to be purchased by such Buyer at such Additional Closing minus the Additional Cash Purchase Price, divided by (B) $25.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof), rounded to the nearest whole number.

(d) Form of Payment. On the Initial Closing Date, (i) (x) each Buyer shall pay its respective Initial Purchase Price (less, in the case of Starboard Value and Opportunity Master Fund Ltd., any amounts withheld pursuant to Section 4(g)) to the Company for the Initial Notes and the Warrants to be issued and sold to such Buyer at the Initial Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on Company letterhead signed by an authorized representative of the Company, and (y) each Buyer shall deliver the shares representing the Initial Share Purchase Price to, or, at the direction of the Company via DWAC pursuant to instructions delivered in writing by the Company at least one (1) Business Day prior to the Initial Closing Date and (ii) the Company shall deliver to each Buyer (x) on the Initial Closing Date, the Initial Notes (allocated in the principal amounts as each Buyer shall reasonably request; provided, however, that such Buyer’s request shall not be inconsistent with the principal amount of Initial Notes to be purchased by such Buyer) and (y) on the Warrant Delivery Date, the Warrants (allocated in such amounts as such Buyer shall reasonably request provided, however, that such Buyer’s request shall not be inconsistent with the number of Warrants to be purchased by such Buyer), in each case, which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. On each Additional Closing Date, (i) (x) each Buyer shall pay its respective Additional Cash Purchase Price (less, in the case of Starboard Value and Opportunity Master Fund Ltd., any amounts withheld pursuant to Section 4(g)) to the Company for the Additional Notes to be issued and sold to such Buyer at such Additional Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions on Company letterhead signed by an authorized representative of the Company and (y) each Buyer shall deliver the shares representing the Additional Share Purchase Price to, or, at the direction of the Company via DWAC pursuant to instructions delivered in writing by the Company at least one (1) Business Day prior to the applicable Additional Closing Date and (ii) the Company shall deliver to each Buyer the Additional Notes (allocated in the principal amounts as such Buyer shall reasonably request; provided, however, that such Buyer’s request shall not be inconsistent with the principal amount of Additional Notes to be purchased by such Buyer), which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(e) Rights Offering. The Company and each Buyer acknowledge and agree that following the filing of an Annual Report on Form 10-K including audited financial statements of the Company for the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 (the “Form 10-K Filing Date”), the Company shall have the right, but will not be obligated, to undertake a rights offering (the “Rights Offering”) of convertible notes (the “Rights Offering Notes”) in an aggregate principal amount of up to $150,000,000. All stockholders of the Company, including the Buyers (to the extent then stockholders of the Company), shall be eligible to participate in the Rights Offering in accordance with the rules and regulations of the SEC generally applicable to offers and sales of securities in this manner and of this type. The terms of any Rights Offering Notes issued shall be substantially similar to the Notes, except (i) with respect to the date from which interest thereon shall begin to accrue, (ii) that maturity will be four years after the closing date of the Rights Offering; (iii) the conversion price will be equal to a 30.0% premium to the Closing Sale Price (as defined in the Notes) of the Common Stock on the Trading Day (as defined in the Notes) immediately prior to the commencement of the Rights Offering (but, notwithstanding the foregoing, not less than $28.00 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof)) and with interest thereon initially at a rate of at 6.0% per annum, subject to adjustments similar in structure to those of the Notes on the same dates as the adjustments pursuant to the Notes and (iv) any Rights Offering Notes issued will be secured by the Company’s wholly-owned domestic subsidiaries, subject to certain exceptions, only to the extent the capital stock and other securities of any subsidiary of the Company can secure such Rights Offering Notes without Rule 3-16 of Regulation S-X (or any successor rule thereto) requiring separate financial statements of such subsidiary to be filed with the SEC.

If the Company undertakes the Rights Offering, stockholders who elect to participate therein will be eligible to elect to have up to 30% of the value of the Rights Offering Notes delivered through the sale or exchange to the Company of shares of Common Stock, with the per share value thereof equal to the Closing Sale Price of the Common Stock on the Business Day immediately prior to the commencement of the Rights Offering.

The Buyers agree that, prior to the commencement of the Rights Offering, they will enter into one or more backstop commitment agreements on commercially reasonable terms, without additional compensation or fees except as provided herein, to backstop the purchase of up to a maximum of $100,000,000 principal amount of Rights Offering Notes by purchasing additional Notes, pro rata based on the percentage of the Initial Notes purchased by each Buyer; provided that each Buyer’s pro rata obligation to backstop the Rights Offering shall be reduced by the aggregate principal amount of Additional Notes purchased by such Buyer.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer (or Starboard Value LP (the “Investment Manager”) on behalf of any such Buyer that is a managed account that the Investment Manager has investment discretion over (a “Managed Entity”), severally and not jointly, represents and warrants to the Company and the Agent (as defined below) only with respect to itself that, as of the date hereof and as of each Closing Date:

(a) Organization. Such Buyer is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.

(b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel selected by such Buyer and reasonably acceptable to the Company (with Schulte Roth & Zabel LLP deemed reasonably acceptable to the Company), in form and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 or Rule 144A may be made only in accordance with the terms of Rule 144 or Rule 144A and further, if Rule 144 or Rule 144A is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE

OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company (with Schulte Roth & Zabel deemed to be reasonably acceptable to the Company) in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(i) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and its obligations hereunder and thereunder, and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(k) General Solicitation. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(l) Acknowledgment Regarding Buyer’s Purchase of Securities. Each Buyer acknowledges and agrees that it is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Each Buyer further represents that its decision to enter into the Transaction Documents has been based solely on the independent evaluation by it and its representatives.

(m) Offering Participation Rights. The Buyers acknowledge and agree that their participation in the transactions contemplated hereby and by the Transaction Documents satisfy the Company’s obligations with respect to such transactions pursuant to Starboard’s Offering Participation Right (as defined below) under the September Agreement (as defined below).

(n) Authorization on Behalf of Managed Funds. If and to the extent the Investment Manager is executing this Agreement, or any other transaction documents contemplated hereby including, but not limited to the Registration Rights Agreement, for or on behalf of one or more Managed Entities, then the Investment Manager represents and warrants that it has all right, power and authority to enter into and bind such Managed Entity, and that each of the representations and warranties contained in the Section 2 are made by and on behalf of such Managed Entity, and shall be valid, binding and enforceable against such Managed Entity as if such Managed Entity was a signatory hereto.

(o) Limited Representations and Warranties. Each Buyer acknowledges and agrees that the Company and its Subsidiaries do not make and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers and the Agent that, as of the date hereof and as of each Closing Date:

(a) Organization and Qualification. Each of the Company and each of its domestic Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and each of the Guarantors is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Security Documents (as defined below) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”, provided, however, that for the avoidance of doubt such term shall not refer to or include any documents, matters or approvals relating to any Rights Offering or Rights Offering Notes) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, and the reservation for issuance and the issuance of Required Reserve Amount (as defined below) of Conversion Shares and Interest Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Each of the Guarantors has the requisite power and authority to enter into and perform its obligations under such Transaction Documents to which it is a party. The execution and delivery by the Guarantors party to any of the Transaction Documents of such Transaction Documents and the consummation by such Guarantors of the transactions contemplated thereby have been duly authorized by such Guarantors’ respective boards of directors (or other applicable governing body) and (other than filings as may be required by state securities agencies) no further filing, consent, or authorization is required by such Guarantors, their respective boards of directors (or other applicable governing body) or stockholders (or other applicable owners of voting interests of such Guarantors). The Transaction Documents to which any of the Guarantors are parties have been duly executed and delivered by such Guarantors, and constitute the legal, valid and binding obligations of such Guarantors, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. For purposes of this Agreement, the term “Security Documents” means the Guarantee Agreement, the Security Agreement, any account control agreement, any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust and all other documents intended to create, perfect, and continue perfected or to better perfect the Collateral Agent’s (as defined below) security interest in and liens on the Collateral (as defined in the Security Agreement), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents.

(c) Issuance of Securities. The Notes, the Guarantees and the Warrants have been duly authorized and, upon issuance, shall be validly issued and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Initial Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds (the “Required Reserve Amount”) the sum of (i) 130% of the maximum number of Conversion Shares issuable pursuant to the Notes based on the Conversion Rate (as defined in the Notes) in effect as of the Initial Closing Date (without taking into account any limitations on the issuance thereof pursuant to the terms of the Notes), (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants, (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) and (iii) 130% of the maximum number of shares issuable as Interest Shares assuming all Interest (as defined in the Notes) through the Maturity Date (as defined in the Notes) is paid in Interest Shares at the maximum possible Interest Rate (as defined in the Notes). Upon conversion of the Notes in accordance with the terms thereof or exercise of the Warrants in accordance with the terms thereof, as the case may be, the Conversion Shares or the Warrant Shares, as the case may be, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company and the Guarantors of the Securities will be exempt from the registration requirements under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and any of the Guarantors party to any of the Transaction Documents and the consummation by the Company and any of the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Guarantees and the Warrants and reservation for issuance at the Required Reserve Amount and issuance of the Required Reserve Amount of the Conversion Shares, the Interest Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(p)) or Bylaws (as defined in Section 3(p)), any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of any of the Guarantors, or any capital stock of the Company or any of the Guarantors or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of the Guarantors or by which any property or asset of the Company or any of the Guarantors is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any of the Guarantors is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be filed or obtained before the Initial Closing): (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Documents, (ii) the filing with the SEC of any required notifications on Form D, (iii) the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement and (iv) other consents, authorizations, orders, filings and registrations that have been obtained or made and are in full force and effect, except for such consents, authorizations, orders, filings, and registrations the failure to have been obtained or made would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company or any of the Guarantors is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Initial Closing Date (or in the case of the filings detailed above, will be made as appropriate after the Closing Date), and the Company and the Guarantors are unaware of any facts or circumstances that might prevent the Company or any of its Guarantors from obtaining or effecting any of the registrations, applications or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to Goldman Sachs & Co. LLC (the “Agent”) in connection with the sale of the Securities. The Company acknowledges that it has engaged the Agent in connection with the sale of the Securities. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any agent in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to terms of the Notes may increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares in accordance with this Agreement and the Notes is, subject to the terms and conditions of the Notes, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, interested stockholder, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or other organizational documents or the laws of the jurisdiction of its formation which are or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities. The Company does not have in effect a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock.

(k) Absence of Certain Changes. From December 20, 2017 and through the Initial Closing Date, there has been no Material Adverse Effect. Neither the Company nor any of the Guarantors has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company individually, and the Company and the Guarantors, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at any Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to the Company individually, and the Company and the Guarantors, on a consolidated basis, (i) the present fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, is less than the amount required to pay the total Indebtedness (as defined in Section 3(q)) of such Person and its Subsidiaries, on a consolidated basis, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person and its Subsidiaries, on a consolidated basis, have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted.

(l) Reserved.

(m) Conduct of Business; Regulatory Permits. Neither the Company nor any of the Guarantors is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of the Guarantors is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of the Guarantors, and neither the Company nor any of the Guarantors conducts or will conduct its business in violation of any of the foregoing, except for: (i) the Company’s failure to have filed any required periodic and other reports with the SEC; and (ii) any such other violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Guarantors possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Guarantor has received any currently pending notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o) Reserved.

(p) Equity Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock as of the Closing Date, of which: (A) as of December 31, 2017, 57,289,047 shares were issued and outstanding; (B) as of December 31, 2017, 4,311,674 shares were reserved for issuance pursuant to the Company’s equity incentive plans and programs; (C) as of December 31, 2017, up to 3,184,859 shares (based on the closing price of the Common Stock on December 29, 2017) were reserved, contemplated for issuance or committed, contractually or otherwise, for issuance pursuant to or in connection with the settlements of certain litigation as set out on Schedule 3(r) hereto (the “Litigation”); (D) as of December 31, 2017, 1,512,559 shares (based on the closing price of the Common Stock on December 29, 2017) were otherwise committed or contemplated for issuance as equity incentive or similar awards; and (E) as of the Initial Closing Date, no shares are reserved for issuance pursuant to securities (other than the aforementioned awards or grants, upon conversion of the Notes, for the payment of interest in Interest Shares or exercise of the Warrants) exercisable or exchangeable for, or convertible into, Common Stock, and (ii) as of the Initial Closing Date, 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and fully paid and nonassessable. Except as disclosed in Schedule 3(p): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as described above, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares or capital stock of the Company, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Guarantors; (iii) there are no agreements or arrangements under which the Company or any of the Guarantors is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement, in connection with the Company’s equity incentive plans or programs or pursuant to the Litigation); (iv) there are no outstanding securities or instruments of the Company or any of the Guarantors which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Guarantors is or may become bound to redeem a security of the Company or any of the Guarantors; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) except for outstanding or otherwise committed awards under the Company’s equity incentive plans and programs of the type described above, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyers true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(q) Indebtedness and Other Contracts. As of the Initial Closing Date, except as disclosed in Schedule 3(q), neither the Company nor any of the Guarantors (i) has any outstanding Indebtedness (as defined below) in excess of $10.0 million in the aggregate, (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is reasonably expected to have a Material Adverse Effect. For purposes of this Agreement: (x) ”Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles as in effect as of the Initial Closing Date (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles as in effect as of the Initial Closing Date, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (with the amount of such indebtedness, in the case where the Person has not assumed or become liable for the payment of such indebtedness) equal to the lesser of (i) the outstanding principal amount of such indebtedness and (ii) the fair market value of the assets securing such indebtedness), and (H) all Contingent Obligations in respect of indebtedness of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(r) Absence of Litigation. Except as set forth in Schedule 3(r), as of the Initial Closing Date there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Guarantors, the Common Stock or any of the Company’s or the Guarantors’ executive officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, that would reasonably be likely to result in a Material Adverse Effect.

(s) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(t) Employee Relations.

(i)As of the Initial Closing Date, neither the Company nor any of the Guarantors is a party to any collective bargaining agreement. As of the Initial Closing Date, except as previously publicly disclosed by the Company, no executive officer of the Company or any of the Guarantors has notified the Company or any such Guarantor that such executive officer intends to leave the Company or any such Guarantor or otherwise terminate such officer’s employment with the Company or any such Guarantor. No executive officer of the Company or any of the Guarantors, to the knowledge of the Company or any of the Guarantors, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of the Guarantors to any liability with respect to any of the foregoing matters.

(ii)The Company and the Guarantors are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Title. The Company and the Guarantors have good title in fee simple to all real property and good title to all personal property owned by them which is material to the business of the Company and the Guarantors, taken as a whole, in each case free and clear of all liens, encumbrances and defects except for Permitted Liens, or where such failure to have good title would not reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of the Guarantors are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Guarantors.

(v) Intellectual Property Rights. The Company and the Guarantors own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) and have adequate licenses, approvals and government authorizations for such Intellectual Property Rights necessary to conduct their respective businesses as now conducted, except where such failure to own or possess such rights or licenses would not reasonably be expected to have a Material Adverse Effect. Each of the United States federally registered patents and patent applications owned by the Company or any of the Guarantors as of the Initial Closing Date is listed on Schedule 3(v)(i). Except as set forth in Schedule 3(v)(ii), none of the Company’s or the Guarantors’ material Intellectual Property Rights are expected to expire or terminate or are expected to be abandoned, within three years from the Initial Closing Date. The Company does not have any knowledge of any material infringement by the Company or the Guarantors of Intellectual Property Rights of others. Except as previously disclosed by the Company or set out in Schedule 3(r), as of the Initial Closing Date there is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of the Guarantors, being threatened, against the Company or any of the Guarantors regarding any of its Intellectual Property Rights which, if determined adversely to the Company would be reasonably likely to result in a Material Adverse Effect. The Company and the Guarantors have taken commercially reasonable security measures to protect the secrecy, confidentiality and value their material Intellectual Property Rights.

(w) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x) Subsidiary Rights. The Company or one of its Subsidiaries has the right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(y) Investment Company Status. Neither the Company nor any Subsidiary is, nor upon consummation of the issuance of the Securities, will be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z) Tax Status. The Company and each of the Guarantors (i) has made or filed all material U.S. federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, or has obtained an extension thereof (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(aa) Reserved.

(bb) Reserved.

(cc) Ranking of Notes. Except as set forth in Schedule 3(cc), no Indebtedness of the Company or any of the Guarantors is senior to the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(dd) Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent, sold or been paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff) Acknowledgment Regarding Buyers’ Trading Activity. Except as may be contained in that certain Confidentiality Agreement, effective as of December 1, 2017, between the Company and Starboard (the “Confidentiality Agreement”), which agreement remains in full force and effect, (a) none of the Buyers has been asked by the Company to agree, nor has any Buyer agreed with the Company, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; and (b) any Buyer, and counter-parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock. The Company further understands and acknowledges that subject to compliance with the terms and conditions of the Confidentiality Agreement and applicable statutes, rules, regulations and other laws, (x) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares, the Interest Shares and/or the Warrant Shares are being determined or the conversion ratios or exchange ratios of the Notes and/or Warrants are being adjusted or recalculated and (y) such hedging and/or trading activities, if any, could reduce the value of existing stockholders’ equity interests in the Company both at and after the time the hedging and/or trading activities, to the extent not prohibited by statute, rule or other regulation, are conducted. The Company acknowledges that any such aforementioned hedging and/or trading activities, provided they comply with the terms of the Confidentiality Agreement and do not otherwise violate statutes, rules, regulations or other laws relating to “insider trading” generally, do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

(gg) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(hh) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ii) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents, the Confidentiality Agreement and that certain Agreement, dated as of September 28, 2017, by and among the Company, Starboard Value LP and the other parties signatory thereto (the “September Agreement”).

(jj) Reliance on Representations. The information provided by the Company to the Buyers from December 20, 2017 through January 16, 2018, including the Current Report on Form 8-K filed by the Company on such date (including all exhibits thereto) regarding the Company, any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, when taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company understands that each of the Buyers will rely on the representations in this Section 3 in effecting transactions in securities of the Company.

(kk) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

(ll) No Disagreements with Accountants and Lawyers. To the Company’s knowledge, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently engaged by the Company which in each case could affect the Company’s ability to perform any of its obligations under the Transaction Documents.

(mm) No Disqualification Events. With respect to Securities that may be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the

Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(nn) Limited Representations and Warranties. The Company acknowledges and agrees that no Buyer makes and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(oo) Reserved.

(pp) Offering Participation Rights. The Company hereby acknowledges and agrees that any Offering Participation Right shall remain in favor of Starboard in accordance with the terms and conditions in the September Agreement.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Initial Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date. The Company may complete one or more filings on Form D with respect to the Securities as may be required under Regulation D to obtain such exemption for or to qualify the Securities for sale. If the Company files a Form D with respect to the Securities, the Company shall provide a copy thereof to each Buyer promptly after such filing.

(c) Reporting Status. From and after the Form 10-K Filing Date until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Conversion Shares, the Interest Shares and the Warrant Shares and none of the Notes or Warrants are outstanding (the “Reporting Period”), the Company shall file reports under the Securities Exchange Act of 1934, as amended (the “1934 Act”) even if the 1934 Act or the rules and regulations thereunder would not require the Company to make such filings, and the Company shall take all actions reasonably necessary to be eligible to register the Conversion Shares, the Interest Shares and the Warrant Shares for resale by the Buyers.

(d) Use of Proceeds. The Company will not use the proceeds from the sale of the Securities to repurchase any equity or debt securities of the Company, provided, however, that the foregoing shall not prohibit the Company from issuing any Notes or any Rights Offering Notes in exchange for shares of Common Stock.

(e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) within one (1) Business Day after the release thereof, facsimile or e-mailed copies of all material press releases issued by the Company or any of its Subsidiaries (except to the extent the same are (x) filed or furnished to the SEC and available as described below; or (y) otherwise widely disseminated via a national news wire or similar service), and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. Notwithstanding the foregoing, the Company shall not be obligated to send or deliver any of the foregoing to the Investors to the extent any of them are filed, furnished or otherwise made publicly available on the SEC’s EDGAR (or any similar) electronic filing system. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Reserved.

(g) Fees. The Company shall reimburse Starboard Value and Opportunity Master Fund Ltd. (a Buyer) or its designee(s) for up to $300,000 of actual, reasonable and documented legal fees and disbursements in connection with the Transactions contemplated by the Transaction Documents, documentation and implementation of the transactions contemplated by the Transaction Documents, including, without limitation, the Rights Offering, and due diligence in connection therewith), which amount, upon proper presentation of documentation evidencing the same in advance thereof, may be withheld by such Buyer from its purchase price for any Notes purchased at the Initial Closing or the Additional Closing to the extent not previously reimbursed by the Company. The Company shall be responsible for the payment of any agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment (other than payments due or alleged to be due to any Person engaged by any Buyer). Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no

Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor (provided, however, that such Investor agrees to reimburse the Company for the Company’s expenses incurred in connection therewith, including reasonable legal fees actually incurred).

(i) Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York City time, on the first Business Day after this Agreement has been executed, the Company shall issue a press release reasonably acceptable to the Buyers (which press release shall contain certain historical financial metrics of the Company as agreed to in writing by the Company and Starboard Value and Opportunity Master Fund Ltd., including, among other metrics, the current number of shares of Common Stock then outstanding), and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in a form as would be required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Notes, the form of the Warrant, and the Registration Rights Agreement as exhibits to such filing, the “8-K Filing”). The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer, including as may be contained in the Confidentiality Agreement. From and after the Form 10-K Filing Date, and provided that, at the applicable time of determination, no individual affiliated with any Buyer serving on the Board of Directors of the Company was appointed thereto, including pursuant to Section 1(a) of the September Agreement, the Company will not provide any Buyer any material, nonpublic information of or relating to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents. If and to the extent the Company does provide any such information, or a Buyer otherwise comes into possession of material non-public information relating to the Company or its Subsidiaries as a result of the receipt or delivery of any notice in accordance with the terms hereof, the Company will comply with its obligations under Regulation FD under the 1934 Act.

(j) Additional Notes. So long as any Buyer beneficially owns any Securities, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that, as a result of the issuance thereof, would cause a breach or default under the Notes. For the avoidance of doubt, the foregoing shall not prohibit or limit in any manner the Company’s ability to conduct and complete the Rights Offering and issue the Rights Offering Notes and any securities issuable upon conversion thereof.

(k) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence.

(l) Reservation of Shares. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will as promptly as practicable take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under Section 3(c), in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares and using commercially reasonable efforts to cause any shares of Common Stock owned by the Company’s executive officers or directors at the record date therefor to be voted in favor of such an increase in the authorized shares of the Company.

(m) Conduct of Business. The business of the Company and the Guarantors shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; it being understood and agreed that, for purposes hereof, the Company’s status with respect to the filing of periodic, current and other reports with the SEC, and matters relating thereto and arising therefrom, shall not constitute a Material Adverse Effect.

(n) Public Information. At any time during the period commencing from the Form 10-K Filing Date and ending at such time as all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, failing to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Conversion Amount (as defined in the Notes) of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty calendar days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of Securities from selling such Securities pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4(n) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

(o) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to any Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(p) Collateral Agent.

(i) Each Buyer hereby (a) appoints Starboard Value and Opportunity Master Fund Ltd. as the collateral agent hereunder and under the Security Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or pursuant to any Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or the Security Documents except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents.

(ii) The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

(iii) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Notes and the Security Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the holders of a majority of the outstanding principal amount of Notes shall appoint a successor Collateral Agent with the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Security Agreement. After any Collateral Agent’s resignation hereunder, the provisions of this Section 4(p) shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent (with the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed) who shall serve until such time, if any, as the holders of a majority of the outstanding principal amount of Notes appoints a successor Collateral Agent as provided above.

(iv) The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the holders of a majority of the outstanding principal amount of Notes or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4(p), to secure a successor Collateral Agent satisfactory to the Company and such requesting part(y)(ies), including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by the Company executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

(q) Failure to Issue Additional Notes. In the event that a Buyer delivers an Additional Closing Notice pursuant to Section 1(b)(ii), and the Company is unable or fails to deliver the Additional Notes pursuant thereto (other than as a result of the failure of a Buyer to satisfy the conditions described in Sections 6(b)(i), (ii) or (iii)), then the Company shall issue additional Warrants to such Buyer and adjust the Conversion Price and the Interest Rate with respect to the Notes held by such Buyer as follows:

(i) At the Company’s election (subject to clauses (ii) and (iii) below), the Company shall (A) issue additional Warrants (the intrinsic value of such Warrants, based on the Make-Whole Stock Price, the “Additional Warrants Value”) identical to the Warrants (other than the issuance date and number of warrant shares) and (B) reduce the Conversion Price and/or increase the Interest Rate, at the Company’s election, with respect to all Notes held by such Buyer (the value of such adjustments shall be equal to the Fair Value of the Notes after giving effect to such adjustments minus the Fair Value of the Notes before giving effect to such adjustments, the “Note Adjustment Value”).

(ii) The sum of the Additional Warrants Value and the Note Adjustment Value shall be equal to the Additional Notes Value.

(iii) Notwithstanding the foregoing, the Additional Warrants Value must be equal to or greater than the Note Adjustment Value.

(iv) If any Additional Warrants are being issued pursuant to this Section 4(q), then the shares of Common Stock issuable upon exercise thereof (without regard to any limitation on exercise set forth therein) will be treated as “Registrable Securities” under the Registration Rights Agreement and be subject to the same registration rights as the shares of Common Stock that would have been issuable upon conversion of the Additional Notes (without giving effect to any conversion that would have been set forth therein) that would have been issued in the applicable Additional Closing.

(v) ”Additional Notes Value” means an amount equal to the sum of (i) the product of (x) the applicable Additional Share Purchase Price for such Additional Notes not issued and (y) $25.00 (as appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction occurring after the date hereof or during such period of determination) minus the Make-Whole Stock Price and (ii) the excess of (I) the greater of Fair Value of the Additional Notes had they been issued as of the Threshold Date or the Determination Date minus (II) the principal amount of such Additional Notes.

(vi) ”Determination Date” means the date on which the additional Warrants are issued pursuant to clause (i) above and the date the adjustments to the Notes pursuant to clause (ii) above are effective.

(vii) ”Fair Value” shall be determined mutually by the Company and such Buyer and shall be calculated using the same methodology and the same assumptions used in the determination of the Final Make-Whole Table (as defined in the Notes).

(viii) ”Make-Whole Stock Price” shall be equal to the lesser of (x) the Closing Sale Price of the Common Stock on the Threshold Date and (y) the Closing Sale Price of the Common Stock on the Determination Date.

(ix) ”Threshold Date” means the Trading Day immediately preceding the date on which the Additional Closing Notice is delivered.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register of the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes or the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, substantially in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares or the Warrant Shares issued at each Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and any stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect thereto, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g) hereof, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Conversion Shares, the Interest Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required, to the fullest extent enforceable under applicable law.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) Initial Closing. The obligation of the Company hereunder to issue and sell the Initial Notes to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered (A) the Initial Cash Purchase Price contemplated by Section 1(c) hereof (less, in the case of Starboard Value and Opportunity Master Fund Ltd., any amounts withheld pursuant to Section 4(g)) for the Initial Notes being purchased by such Buyer at the Initial Closing pursuant to Section 1(d) hereof by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company; and (B) the number of whole shares of Common Stock representing the Initial Share Purchase Price as contemplated by Section 1(c) and Section 1(d) hereof.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects subject to such qualification) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

(b) Additional Closings. The obligation of the Company hereunder to issue and sell the Additional Notes to any Buyer at any Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each such Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer shall have delivered: (A) the Additional Cash Purchase Price contemplated by Section 1(c) hereof (less, in the case of Starboard Value and Opportunity Master Fund Ltd., any amounts withheld pursuant to Section 4(g)) for the Additional Notes being purchased by such Buyer at the Additional Closing pursuant to Section 1(d) hereof by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company; and (B) the number of shares of Common Stock representing the Additional Share Purchase Price as contemplated by Section 1(c) and Section 1(d) hereof.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects subject to such qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

(iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which would prohibit the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) Initial Closing. The obligation of each Buyer hereunder to purchase the Initial Notes at the Initial Closing is subject to the satisfaction (or waiver), at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of the Guarantors shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents and (B) the Initial Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Initial Closing pursuant to this Agreement.

(ii) Such Buyer shall have received the opinion of Jones Day, the Company’s outside counsel, dated as of the Initial Closing Date, in form and substance reasonably satisfactory to such Buyer.

(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of the Guarantors in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days of the Initial Closing Date.

(v) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each of the Guarantors’ respective boards of directors (or other applicable governing body), (ii) the certificate of incorporation of the Company and each of the Guarantors (or other applicable charter document) and (iii) the bylaws of the Company and each of the Guarantors (or limited liability company agreement or other applicable document), each as in effect at the Initial Closing, such certificate substantially in the form attached hereto as Exhibit G.

(vi) Such Buyer shall have received a certificate, executed by the principal executive officer or the principal financial officer of the Company, dated as of the Initial Closing Date, to the effect that the representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) of the date when made and as of the Initial Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and as to such other matters as may be reasonably requested by such Buyer substantially in the form attached hereto as Exhibit H.

(vii) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) Business Days of the Initial Closing Date.

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(ix) The Collateral Agent shall have received the results of searches for any effective UCC financing statements, listing all effective financing statements which name as debtor the Company or any of the Guarantors and which are filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, together with copies of such financing statements, none of which, except for Permitted Liens or as otherwise agreed in writing by the Collateral Agent, shall cover any of the Collateral, and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Collateral Agent, shall not show any such liens.

(x) The Collateral Agent shall have received the Security Agreement, duly executed by the Company and each of the Guarantors, together with (A) the original stock certificates representing all of the equity interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer and (B) any copyright, patent and trademark agreements required by the terms of the Security Agreement.

(xi) Such Buyer shall have received the Company’s wire instructions on Company letterhead duly executed by an authorized officer of the Company.

(b) Additional Closing. The obligation of each Buyer hereunder to purchase Additional Notes at any Additional Closing shall be subject to the satisfaction (or waiver), at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company and each of the Guarantors shall have duly executed and delivered to such Buyer each of the following documents to which it is a party: (A) each of the Transaction Documents and (B) the Additional Notes (allocated in such principal amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) The Initial Closing shall have occurred.

(iii) Such Buyer shall have received the opinion of Jones Day, the Company’s outside counsel, dated as of the Additional Closing Date, in form and substance reasonably satisfactory to such Buyer.

(iv) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(v) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of the Guarantors in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) calendar days of the Additional Closing Date.

(vi) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each of the Guarantors’ respective boards of directors (or other applicable governing body), (ii) the certificate of incorporation of the Company and each of the Guarantors (or other applicable charter document) and (iii) the bylaws of the Company and each of the Guarantors (or limited liability company agreement or other applicable document), each as in effect at the Additional Closing, such certificate substantially in the form attached hereto as Exhibit G.

(vii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects subject to such qualification) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date). Such Buyer shall have received a certificate, executed by the principal executive officer or the principal financial officer of the Company, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer substantially in the form attached hereto as Exhibit H.

(viii) The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company or the Guarantors at or prior to the Additional Closing Date (except for those covenants, agreements or conditions as to which the Company is required to perform, satisfy or comply in all material respects, as to which the Company shall have performed, satisfied or complied in all material respects).

(ix) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) Business Days of the Additional Closing Date.

(x) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xi) Such Buyer shall have received the Company’s wire instructions on Company letterhead duly executed by an authorized officer of the Company.

8. TERMINATION. In the event that the Initial Closing shall not have occurred on or before five (5) Business Days from the date hereof due to the Company’s or any Buyer’s failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party does not waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party (to the extent the Company is the nonbreaching party, the Company shall have the option to terminate this Agreement, and all obligations, in whole) at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse Starboard Value and Opportunity Master Fund Ltd. or its designee(s), as applicable, for the reasonable, actual and documented expenses described in Section 4(g) above; provided that any such reimbursed expenses shall not exceed $150,000.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, each of which shall be considered one and the same agreement and shall become effective when signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall be considered duly executed and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Nothing contained herein or any other Transaction Documents shall limit, expand or in any way modify the terms and conditions of the Confidentiality Agreement or that certain Agreement, dated as of September 28, 2017 by and between the Company and Starboard, each of which remains in full force and effect pursuant to the respective terms thereof. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued or issuable under the Notes and Warrants (without regard to any restriction or limitation on the exercise of the Warrants or conversion of the Notes contained therein) (the “Required Holders”); provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Buyer relative to the comparable rights and obligations of the other Buyers shall require the prior written consent of such adversely affected Buyer; provided, further, that the provisions of Section 4(p) cannot be amended without the additional prior written approval of the Collateral Agent or its successor. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Buyer and holder of Securities and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Buyers or holders of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

comScore, Inc.

11950 Democracy Drive, Suite 600

Reston, VA 20190

Telephone: (703) 234-2682

Facsimile: (703) 234-2684

Attention: Carol DiBattiste, General Counsel

Email: cdibattiste@comscore.com

With a copy to:

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309-3053

Telephone: (404) 521-3939

Facsimile: (404) 581-8330

Attention: Mark L. Hanson, Esq.

Email: mlhanson@jonesday.com

If to the Transfer Agent:

American Stock Transfer & Trust Company

6201 15th Ave

Brooklyn, NY 11219

Telephone: (972) 684-5308

Facsimile: (718) 765-8763

Attention: Bill Torre

E-mail: admin12@astfinancial.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

E-mail: eleazer.klein@srz.com

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders (which consent shall not be unreasonably withheld), including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, however, that: (i) such designee shall sign a joinder to this agreement in form and substance reasonably acceptable to the Company agreeing to be bound by the terms and conditions applicable to a Buyer hereunder; and (ii) no Buyer shall assign (and any such attempted assignment shall be null and void) any Notes or Warrants to any Person reasonably identified by the Company to the Buyer to be a competitor of, or in a similar industry as, the Company.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Buyers and the Company contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including actual and reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents, in each case except for any such losses, costs, penalties, fees, liabilities, damages, or expenses that have been found by a final, non-appealable judgment of a court of competent jurisdiction to have solely resulted from the gross negligence, material breach or willful misconduct of such Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the other party shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that it has been advised that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
COMSCORE, INC.
By:	/s/ Gregory A. Fink
Name: Gregory A. Fink
Title: Chief Financial Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
By:	Starboard Value LP, its investment manager

By:	/s/ Jeffrey C. Smith
Name:	Jeffrey C. Smith
Title:	Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
STARBOARD VALUE AND OPPORTUNITY C LP
By:	Starboard Value R LP, its general partner

By:	/s/ Jeffrey C. Smith
Name:	Jeffrey C. Smith
Title:	Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
STARBOARD VALUE AND OPPORTUNITY S LLC
By:	Starboard Value LP, its manager

By:	/s/ Jeffrey C. Smith
Name:	Jeffrey C. Smith
Title:	Authorized Signatory

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:
STARBOARD VALUE LP, in its capacity as the investment manager of a certain managed account
By:	Starboard Value GP LLC, its general partner

By:	/s/ Jeffrey C. Smith
Name:	Jeffrey C. Smith
Title:	Authorized Signatory

SCHEDULE OF BUYERS

(1)	(2)	(3)(a)	(3)(b)	(4)	(5)(a)	(5)(b)	(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Initial Notes	Aggregate Principal Amount of Additional Notes	Number of Warrant Shares	Initial Cash Purchase Price	Number of Shares Representing the Initial Share Purchase Price	Legal Representative’s Address and Facsimile Number
Starboard Value and Opportunity Master Fund Ltd.	777 Third Avenue, 18th Floor New York, NY 10017 Attention: Jeffrey C. Smith Facsimile: 212-845-7989 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com	$114,849,796.25	$38,283,265.42	191,416	$65,081,551.21	1,990,730	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Starboard Value and Opportunity S LLC	777 Third Avenue, 18th Floor New York, NY 10017 Attention: Jeffrey C. Smith Facsimile: 212-845-7989 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com	$13,000,355.38	$4,333,451.79	21,667	$7,366,868.05	225,339	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Starboard Value and Opportunity C LP	777 Third Avenue, 18th Floor New York, NY 10017 Attention: Jeffrey C. Smith Facsimile: 212-845-7989 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com	$7,265,805.00	$2,421,935.00	12,110	$4,117,289.50	125,941	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Account Managed by Starboard Value LP	777 Third Avenue, 18th Floor New York, NY 10017 Attention: Jeffrey C. Smith Facsimile: 212-845-7989 Telephone: 212-845-7977 E-mail: jsmith@starboardvalue.com	$14,884,043.37	$4,961,347.79	24,807	$8,434,291.24	257,990	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
TOTAL		$150,000,000	$50,000,000	250,000	$85,000,000.00	2,600,000

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Guarantee Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G	Form of Secretary’s Certificate
Exhibit H	Form of Officer’s Certificate

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(p)	Equity Capitalization
Schedule 3(q)	Indebtedness and Other Contracts
Schedule 3(r)	Absence of Litigation
Schedule 3(v)(i)	U.S. Federally Registered Patents and Patent Applications
Schedule 3(v)(ii)	Intellectual Property Rights
Schedule 3(cc)	Ranking of Notes